Exhibit 5.1

Conyers Dill & Pearman

ATTORNEYS AT LAW

CRICKET SQUARE, HUTCHINS DRIVE, P.O. BOX 2681, GRAND CAYMAN KY1-1111, CAYMAN ISLANDS

TEL: (345) 945 3901 FAX: (345) 945 3902 EMAIL: CAYMAN@CONYERSDILLANDPEARMAN.COM

WWW.CONYERSDILLANDPEARMAN.COM

20 January, 2010

JinkoSolar Holding Co., Ltd.	DIRECT LINE: (852) 2842 9551
China Shanghai Pudong Century Road	E-MAIL: Paul.Lim@conyersdillandpearman.com
1777 East Hope Building Level 10	OUR REF: PL/316132 (M#872827)
Shanghai, China	YOUR REP:

Dear Sirs,

JinkoSolar Holding Co., Ltd. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the public offering on the New York Stock Exchange of American Depositary Shares representing ordinary shares of the Company (the “Shares”) as described in the prospectus contained in the Company’s registration statement on Form F-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed by the Company under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed the second amended and restated memorandum of association and articles of association of the Company (the “Amended and Restated M&As”), the new memorandum of association and articles of association of the Company conditionally adopted by the Company to become effective on the listing of the Shares on the New York Stock Exchange (the “New M&As”), copies of minutes of a meeting of the members of the Company held on 15 September, 2009, resolutions in writing of the members dated 8 January, 2010 and minutes of the board of directors of the Company dated 15 September, 2009 and 8 January, 2010 (together the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 18 January, 2010 (the “Certificate Date”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

Bermuda    British Virgin Islands    Cayman Islands    Dubai    Hong Kong    London    Moscow    Singapore

Advising on the laws of Bermuda, British Virgin Islands and Cayman Islands

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conyers Dill & Pearman

JinkoSolar Holding Co., Ltd.

20 January, 2010

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and the Prospectus and other documents reviewed by us, (c) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, and (e) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is duly incorporated and validly existing under the laws of the Cayman Islands in good standing (as such term is not defined under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	When issued and paid for as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

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conyers Dill & Pearman

JinkoSolar Holding Co., Ltd.

20 January, 2010

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/    Conyers Dill & Pearman

Conyers Dill & Pearman

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